Exhibit 10.1


                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------


     This Settlement Agreement and Release (this "Agreement") is made and entered into as of April 15, 2005. The Parties to this Agreement are:

     (1) Dialog4 System Engineering GmbH ("Dialog4"), Berthold Burkhardtsmaier ("Mr. Burkhardtsmaier"), Cornelia Burkardtsmaier, and Friedrich Maier (collectively "Shareholders"); and

     (2) Circuit Research Labs, Inc. ("Circuit Research Labs"), CRL Systems, Inc. ("CRL Systems"), Charles Jayson Brentlinger ("Mr. Brentlinger"), and Tammy Brentlinger (collectively "Respondents").

                                    RECITALS
                                    --------

     A. Dialog4 and Respondents are parties to litigation styled Dialog4 System Engineering GmbH, No. CIV 05-0583 PHX EHC, currently pending in the United States District Court for the District of Arizona (the "Arizona Litigation"). In the Arizona Litigation, Dialog4 seeks an order confirming and enforcing an Arbitral Award and an Addendum thereto (collectively the "Arbitral Award"), the subject of which was an Asset Sale and Purchase Agreement and two amendments thereto (collectively the "ASPA"), executed by Shareholders and all of the Respondents, except for Tammy Brentlinger. A true and correct copy of the ASPA is attached as Exhibit C to the Application filed by Dialog4 in the Arizona Litigation. A true and correct copy of the Arbitral Award and of the Addendum are attached to the Application as Exhibits A and B respectively. On February 7, 2005, the Higher Regional Court of Stuttgart ("HRC") issued a ruling declaring the Arbitral Award and the Addendum enforceable (the "HRC Ruling"). A true and correct copy of the HRC Ruling is attached as Exhibit D to the Application.

     B. Mr. Burkhardtsmaier and Circuit Research Labs are parties to litigation currently pending in the Stuttgart Regional Court (Landgericht Stuttgart) and the Higher Regional Court of Stuttgart (Oberlandesgericht Stuttgart) in Germany, arising out of the Service Contract of 18 January 2002 (the "Employment Litigation").

     C. Shareholders and Mr. Brentlinger are parties to a Stock Purchase Agreement, dated November 16, 2001 (the "Stock Purchase Agreement").

     D. The Parties now wish to enter into this Agreement to compromise and resolve any and all disputes between them, including but not limited to the claims asserted in the Arizona Litigation and in the Employment Litigation and the additional claims which could be asserted under the ASPA and the Stock Purchase Agreement.

                              TERMS AND CONDITIONS
                              --------------------

1.   MUTUAL RELEASE AND DISCHARGE.
     -----------------------------

     Upon full payment by Respondents in accordance with Paragraph 3 of this Agreement and the registration of the Shares pursuant to Paragraph 4 of this Agreement, the Parties (including, without limitation, their officers, directors, shareholders, employees, agents, attorneys and insurers, if any) completely release and forever discharge each other of and from any and all claims, actions, causes of action, in law or in equity, demands, liabilities, rights, direct or indirect damages, or costs whatsoever, including court costs, legal expenses and attorneys' fees, which the Parties now have or had or which may hereafter accrue, arising from or in any way relating to any transactions, events, and occurrences which are or could be the subject of the Arizona Litigation, including, but not limited to, any claims and counterclaims which have been asserted or which could have been asserted in the Arizona Litigation, and any claims that arise out of or relate to the ASPA or the Stock Purchase Agreement. This Mutual Release and Discharge shall apply to all such claims, whether presently known or unknown to the Parties.

     Notwithstanding anything in the previous paragraph, this Mutual Release and Discharge shall not apply to any claims that a Party has breached this Agreement. Nor shall this Mutual Release and Discharge apply to any claims arising out of or related to the Service Contract of 18 January 2002 or the subject matter of the Employment Litigation; instead, any release of such claims shall be governed by the Court Settlement Agreement attached hereto as Exhibit A.

     With respect to this Mutual Release and Discharge, each Party acknowledges and agrees that any and all rights granted to it under any state or federal laws which may limit or invalidate the above, whether in whole or in part, are hereby expressly waived.

     Each Party agrees that neither this Mutual Release and Discharge nor any other provision of this Agreement constitute, nor shall be construed to constitute, an admission of liability or fault by any Party. This Agreement is made solely to terminate the disputes between the Parties and to avoid the further expense and inconvenience of the Arizona Litigation and the Employment Litigation.

     Each Party represents and warrants that he, she, or it has not heretofore assigned or transferred, or otherwise conveyed, any claim or cause of action that would otherwise be released or discharged herein.


2.   NOTICE OF DISMISSAL AND STIPULATION RE ENFORCEMENT OF ARBITRATION AWARD.
     ------------------------------------------------------------------------

     Upon receipt of the installment payment set forth in Paragraph 3(a) below,

     (a) Dialog4 shall cause the Application in the Arizona Litigation to be dismissed without prejudices, by filing a Notice of Dismissal Without Prejudice with the Court pursuant to Rule 41(a) of the Federal Rules of Civil Procedure; and

     (b) Respondents shall cause their attorneys to execute a Stipulation, in the form attached hereto as Exhibit B, by which they agree, in the event of a default of any of their obligations under Paragraph 3 or Paragraph 4 of this Agreement, not to oppose or contest entry of a final judgment confirming the Arbitral Award upon Dialog4 re-filing its Application in any Court with jurisdiction over the Parties, including but not limited to any defense that such re-filed Application is barred by laches or by any applicable statute of limitation. Notwithstanding the foregoing, Tammy Brentlinger may assert any defense arising out of Arizona's community property laws. Dialog4 shall not re-file its Application unless and until Respondents are in default of any of their obligations under Paragraph 3 or Paragraph 4 of this Agreement.


3.   PAYMENTS.
     ---------

     Respondents shall pay Dialog4 the total sum of $965,000 in two installments as follows:

     (a) The sum of $490,000 upon the execution of this Agreement; and

     (b) The sum of $475,000 on or before April 1, 2006.

Each of these installment payments shall be made by wire transfer, without any bank charges to Dialog4, pursuant to instructions provided by Dialog4.

4.   REGISTRATION OF THE SHARES.
     ---------------------------

     Shareholders are the owners of 1,250,000 shares of Circuit Research Labs, as memorialized in Certificate No. 4842 (the "Shares"). No later than June 30, 2004, at its expense, Circuit Research Labs shall file with the Securities and Exchange Commission ("SEC") a registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Thereafter, Circuit Research Labs shall use its best efforts to have such registration statement declared effective by the SEC as expeditiously as practicable, keep such registration statement effective until the earliest of (a) all of the Shares are sold pursuant to such registration statement, (b) the Shares become freely tradeable under Rule 144(k) promulgated under the Securities Act, or (c) five years from the date the registration statement becomes effective. Circuit Research Labs shall furnish to Shareholders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shares. In no event shall the release of Paragraph 1 of this Agreement become effective unless and until the registration of the Shares is declared effective by the SEC.

5.   SATISFACTION OF MSC OBLIGATION.
     -------------------------------

     From the payment described in Paragraph 3(a) of this Agreement, Dialog4 will pay one-half of the amount owed to MSC Vertriebs GmbH ("MSC"), as more fully described in the Arbitral Award (the "MSC Obligation"), and shall use its reasonable efforts to obtain from MSC a release of the Parties of one-half of the MSC Obligation. From the payment described in Paragraph 3(b) of this Agreement, Dialgo4 will pay to

MSC the remaining amount of the MSC Obligation and shall use its best efforts to obtain a full and complete release from MSC of the MSC Obligation.

6.   SETTLEMENT OF EMPLOYMENT LITIGATION.
     ------------------------------------

     Mr. Burkhardtsmaier and Circuit Research Labs agree to settle and resolve the Employment Litigation pursuant to the Court Settlement Agreement attached hereto as Exhibit A, the terms of which are incorporated herein by this reference, including but not limited to Circuit Research Labs' payment obligations therein. In the event of a default of any of its obligations under the Court Settlement Agreement, Circuit Research Labs agrees not to oppose any effort by Mr. Burkhardtsmaier to enforce the Court Settlement Agreement or the Court Settlement (including but not limited to not raising any objection whatsoever, be it of a substantive or procedural nature) in any court in the United States with jurisdiction over Circuit Research Labs.

7.   RESIGNATION OF MR. BURKHARDTSMAIER FROM BOARD OF DIRECTORS.
     -----------------------------------------------------------

     Upon execution of this Agreement, Mr. Burkhardtsmaier shall tender his resignation as a member of the Board of Directors of Circuit Research Labs.

8.   STAND-DOWN AND TOLLING.
     -----------------------

     (a) Upon receipt of the installment payment described in Paragraph 3(a) above, Dialog4 shall release the attachment upon Audio Exports.

     (b) Unless and until Respondents are in default of any of their obligations under Paragraph 3 or Paragraph 4 of this Agreement, Dialog4 shall not seek attachment or pursue any other creditor's remedy upon any customer of Circuit Research Labs (including customers of its subsidiaries) with respect to Respondents' monetary obligations owed to Dialog4.

     (c) Upon full payment by Respondents in accordance with Paragraph 3 of this Agreement and the registration of the Shares pursuant to Paragraph 4 of this Agreement, Dialog4 shall file with the HRC a satisfaction of the HRC Ruling or similar papers attesting to compliance with the HRC Ruling and the Arbitral Award and shall deliver to Respondents the enforceable copy ("vollstreckbare Ausfertigung") of the HRC Ruling and the Arbitral Award.

     (d) Unless and until Respondents are in default of any of their obligations under Paragraph 3 or Paragraph 4 of this Agreement, Dialog4 shall not seek enforcement of the ASPA, including but not limiting to Article 4.5 of the ASPA. In any such enforcement action filed after such default by Respondents, Respondents shall not assert a defense that such action is barred by laches or any applicable statute of limitations.

     (e) Unless and until Respondents are in default of any of their obligations under Paragraph 3 or Paragraph 4 of this Agreement, Shareholders shall not seek enforcement of the Stock Purchase Agreement. In any such enforcement action filed after such default by Respondents, Mr. Brentlinger and Tammy Brentlinger shall not assert as a defense that such action is barred by laches or any applicable statute of limitations.

9.   CAPACITY.
     ---------

     Each Party represents and warrants that it has the full capacity and authority to enter into, execute, deliver, and perform this Agreement and that this Agreement constitutes an agreement binding upon and enforceable against that Party.

10.  REPRESENTATION AND PARTICIPATION.
     ---------------------------------

     By executing this Agreement, each Party acknowledges that it has received the advice of legal counsel of its own selection concerning this Agreement and that each

Party executes this Agreement with full knowledge and understanding of its terms and conditions after consultation with such legal counsel. The Parties further agree that each participated in the preparation of this Agreement and, in the event of any claim arising under this Agreement, its language shall not be construed against or in favor of any Party.

11.  MISCELLANEOUS.
     --------------

     (a) The Parties represent that this Agreement is fully integrated, represents the entire understanding between them, and that there are no other agreements, representations, promises or negotiations that have not been embodied expressly herein. Each Party specifically agrees that, in entering into this Agreement, it has not relied on any representation or opinion of fact, law, or otherwise, made by the other Party or that Party's attorney, other than the representations expressly set forth in this Agreement.

     (b) This Agreement may be modified, amended or terminated only by a writing executed by all Parties.

     (c) Except as provided below, this Agreement shall be construed and enforced under the laws of the State of Arizona as though it were executed in Arizona and without regard to conflict of law principles. Notwithstanding the previous sentence, the Court Settlement Agreement shall be construed and governed under the laws of Germany.

     (d) This Agreement may be executed in one or more duplicates or counterparts, each of which shall be deemed to be a part of the fully-executed original of this Agreement. This Agreement shall be deemed to be fully executed when this Agreement or a counterpart thereof has been signed and delivered by each Party.

     (e) This Agreement shall inure to the benefit of and be binding upon the Parties and each of their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.



DIALOG4 SYSTEM ENGINEERING GmbH


/s/ Berthold Burkhardtsmaier
------------------------------------
By: Berthold Burkhardtsmaier
Its: Managing Director




BERTHOLD BURKHARDTSMAIER

/s/ Berthold Burkhardtsmaier
------------------------------------





CORNELIA BURKHARDTSMAIER

/s/ Cornelia Burkardtsmaier
------------------------------------





FRIEDRICH MAIER

/s/ Friedrich Maier
------------------------------------





CIRCUIT RESEARCH LABS, INC.

/s/ C. Jayson Brentlinger
------------------------------------
By: C. Jayson Brentlinger
Its President, CEO, Chairman

CRL SYSTEMS, INC.

/s/ C. Jayson Brentlinger
------------------------------------
By: C. Jayson Brentlinger
Its President, CEO, Chairman





CHARLES JAYSON BRENTLINGER.

/s/ C. Jayson Brentlinger
------------------------------------





TAMMY BRENTLINGER.

/s/ Tammy Brentlinger
------------------------------------


823415

                                                                       EXHIBIT A

                           COURT SETTLEMENT AGREEMENT
                           --------------------------

                                 to be concluded
                                 by and between


                            Berthold Burkhardtsmaier,
                 Happenbacher Strase 57, 74199 Untergruppenbach
                           Federal Republic of Germany

                                                         hereinafter "Plaintiff"

                                       and

                           Circuit Research Labs, Inc.
        legally represented by its President Charles Jayson Brentlinger,
                          1302 West Drivers Way, Tempe,
                               85284 Arizona, USA

                                                         hereinafter "Defendant"


                                    PREAMBLE
                                    --------


(1) Plaintiff Berthold Burkhardtsmaier and Defendant Circuit Research Labs, Inc. are parties to an employment law suit currently pending before the Stuttgart Regional Court (Landgericht Stuttgart, Docket No. 25 0 175/04) and the Higher Regional Court of Stuttgart (Oberlandesgericht Stuttgart, Docket No. 12 U 228/04). Plaintiff is claiming, inter alia, outstanding salaries for the years 2003 and 2004 and contractual compensation for one year's salary under a Service Contract of 18 January 2002.

(2) Defendant has contested, inter alia, the jurisdiction of the German courts in general and of the Stuttgart courts in particular. By an interim judgement of 10 December 2004, the Stuttgart Regional Court ruled that it has subject matter and international jurisdiction over the parties, and Defendant subsequently filed an appeal against this judgement to the Higher Regional Court of Stuttgart which has not yet rendered its decision.

(3) The parties hereby agree to settle the above dispute by a court settlement to be formally entered into before the Stuttgart Regional Court in the German language and which shall read as follows:

Court Settlement


1. Plaintiff's Service Contract with the Defendant dated 18 January 2002 has been terminated effective 24 February 2003.

2. Defendant shall pay to Plaintiff, as a result of Plaintiff's dismissal under his Service Contract of 18 January 2002, compensation of EUR 324,000.00 (in words: Euro three hundred and twenty-four thousand) in accordance with Sections 3 paras 9, 24, 34 of the German Income Tax Act (3 Nr. 9, 24, 34 EStG).

3. The above compensation shall be paid by Defendant without any tax deductions. Plaintiff shall bear all the responsibility and risks regarding the taxation of the compensation and shall hold Defendant free and harmless from any employer's liability as to tax deduction under German Tax Law. If Defendant is required to make any payments of taxes on the compensation, Defendant shall inform Plaintiff of any such tax requirements immediately and in all relevant details and may subsequently -- at its bona fide option
     - set-off such amounts against payments to be made to Plaintiff in the future. Plaintiffs obligation to reimburse tax payments under this Paragraph 3 extends only to any taxes levied on account of the payments to Plaintiff required by this agreement, and does not extend to any other taxes or any employer's liabilities levied against Defendant arising from any other cause.

4. Payment of the compensation shall be made by Defendant in 60 monthly instalments of EUR 5,400.00, payable on each 20th day of a calendar month, commencing on 20 April 2005. Payment shall be effected by wire transfer, free of any bank charges, to the following bank account, or at such other bank account as Plaintiff may, from time to time, specify to Defendant:

     Berthold Burkhardtsmaier
     Kreissparkasse Ludwigsburg
     Postfach 620
     71606 Ludwigsburg
     Account no.: [omitted]
     BLZ: [omitted]
     Int. Bank Account no: [omitted]

5. Should Defendant be in default with any of the monthly instalments by more than three weeks, the total of all unpaid installments shall become due immediately and shall be subject to the accrual of interest at 10% p.a.

6. Upon full performance of its obligations set forth above, Defendant shall be released from all and any of Plaintiff's claims arising out of or related to the Service Contract of 18 January 2002.

7. The law suit pending before the Stuttgart Regional Court (25 O 175M) and the Higher Regional Court of Stuttgart (12 U 228/04) shall herewith be terminated and settled. Defendant shall withdraw its appeal of 28 December 2004 filed with the Higher Regional Court of Stuttgart. Each party shall bear its own costs, with the court fees to be shared equally between Plaintiff and Defendant.

8. Defendant agrees not to oppose any effort by Plaintiff to enforce this court settlement in any court in the United States with jurisdiction over the parties.

9. This court settlement shall be governed by German Law, and the Stuttgart Regional Court shall have exclusive jurisdiction over any dispute arising out of or related to this court settlement, except for any enforcement proceedings in accordance with Paragraph 8 above.


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of April 15, 2005.


BERTHOLD BURKHARDTSMAIER

/s/ Berthold Burkhardtsmaier
------------------------------------





CIRCUIT RESEARCH LABS, INC.

/s/ C. Jayson Brentlinger
------------------------------------
By: C. Jayson Brentlinger
Its President, CEO, Chairman

                                                                       EXHIBIT B

[OSBORN MALEDON, P.A. letterhead]

Brett L. Dunkelman, 006740
OSBORN MALEDON, P.A.
2929 North Central Avenue
Suite 2100 Phoenix, Arizona 85012-2794
(602) 640-9000

Attorneys for Dialog4 System Engineering GmbH


Richard B. Hood, 003798
GUST ROSENFELD P.L.C. 201 East Washington
Suite 800
Phoenix, Arizona 85004-2327
(602) 257-7470

Attorneys for Defendants


                       IN THE UNITED STATES DISTRICT COURT

                           FOR THE DISTRICT OF ARIZONA

Dialog4 System Engineering GmbH,         )  No.
                                         )
                       Plantiff,         )
                                         )  STIPULATION RE ENTRY OF
vs.                                      )  JUDGMENT CONFIRMING
                                         )  ARBITRATION AWARD
CRL Systems, Inc.; Circuit Research Labs )
Inc.; Charles Jayson Brentlinger and     )
Tammyy Brentlinger,                      )
                                         )
                       Defendants.       )
_________________________________________)

     Through their respective counsel, the parties stipulate to entry of a final order and judgment confirming and enforcing the Arbitral Award and Addendum thereto attached hereto as Exhibit A and Exhibit B ("the Arbitral Award"), plus interest, less amounts previously paid. Defendants furthermore agree not to oppose or contest entry of such final order and judgment, including but not limited to any defense that such entry is barred by laches or by any applicable statute of limitation. Notwithstanding the foregoing, Defendant Tammy Brentlinger may assert any defense arising out of Arizona's community property laws.
///
///

DATED this _____ day of April. 2005.

                                               OSBORN MALEDON, P.A.


                                               By __________________________
                                                  Brett L. Dunkelman
                                                  2929 North Central
                                                  Suite 2100
                                                  Phoenix, Arizona 85012-2794
                                                  Attorneys for Dialog4 System
                                                  Engineering GmbH




                                               GUST ROSENFELD P.L.C.


                                               By __________________________
                                                  Richard B. Hood
                                                  201 East Washington, Suite 800
                                                  Phoenix, Arizona 85004
                                                  Attorneys for Defendants


832149